EXHIBIT 23.4


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated October 8, 2004 in Amendment No.6 to the Registration Statement (Form SB-2) of CIGMA METALS CORPORATION AND SUBSIDIARIES (the "Company") for the registration of 16,000,000 shares of the Company's common stock.


Vancouver, British Columbia, Canada     /s/ "MOORE STEPHENS ELLIS FOSTER LTD."
January 29, 2007                        Chartered Accountants